Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                    Flexible Premium Variable Life Insurance
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1.  Person to be Insured:
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                               First                              Middle                         Last
2.  Initial Specified Amount: $
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3.  Initial Premium:  $
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4.  Planned Premium:  $
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5.  Premium Payment Allocation (whole %)
    ___________ Aetna Variable Fund                           ___________ Aetna Variable Encore Fund
    ___________ Fixed Account                                 ___________ Aetna Income Shares

6.  Billing Frequency: _____ Annual                           _____ Automatic Check Plan (Authorization)
                       _____ Semi-Annual                      _____ Add to Existing ACP No.________________
                       _____ Quarterly                        _____ Other__________________________________

7.  Death Benefit Option: ______ Option 1                        _____ Option 2
    Option 1. The policy value is included in the                      Option 2.  The policy value is in
    Specified Amount.                                                  addition to the Specified Amount.

                                                 Financial Data

National Association of Securities Dealers Inc. rules require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the client, based on information provided by the client as shown on this form and on information known by the Sales Representative. Please complete all sections.

 8. Citizenship:__________    9. Marital Status:____________   10. Number of Dependents:_________

11. Occupation:___________   12. Investment Objectives:  (If applicable, check more than one):
    |_| Retirement Income    |_| Long-term Growth      |_| Conservation of Principal

13.  Estimated Net Worth of Immediate Family:        |_|  $0-$10,000     |_|  $10,000-$50,000
     |_| $50,000-$100,000     |_| $100,000-$200,000         |_| over $200,000

14.  Total income of Immediate Family:  (All sources)
     A.  |_| up to $25,000                          C.   |_| $50,001-$100,000
     B.  |_| $25,001-$50,000                        D.   |_| over $100,000

I understand that
     The amount and duration of the death benefit may vary under specified conditions.

     Policy values not in the Fixed Account may increase or decrease in accordance with the experience of the separate account.

     The amount of benefit payable on the Maturity Date is not guaranteed but is dependent upon the then cash surrender value.

     Illustrations of benefits, including death benefits, policy values, and cash surrender values are available upon request.

I hereby acknowledge receipt of the following prospectuses dated May 1, 1994 for:
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     (1) Flexible Premium Variable Life Insurance
         and
     (2) Aetna Variable Fund, Aetna Income Shares, and Aetna Variable Encore Fund.

Signed at                                    on                       by
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                     (City, State)                   (Mo.-Day-Yr.)          Signature of Person to be Insured

                                                    X
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Signature of Agent                                  Signature of Applicant if other than person to be insured.

                         (ATTACH TO POLICY APPLICATION)
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